Exhibit 99.1

Contacts:
Patricia Colpitts (Media) colpittsp@dnb.com 512.578.8016	Roger Sachs, CFA (Investors/Analysts) sachsr@dnb.com 973.921.5914
D&B Reports 2012 Results; and Provides 2013 Financial Guidance

•      2012 Full Year Diluted EPS Before Non-Core Gains and Charges Up 11%; GAAP Diluted EPS Up 22%;

•      Full Year Core Revenue Up 1% Before the Effect of Foreign Exchange; flat After the Effect of Foreign Exchange;

•      Full Year Total Revenue on a GAAP Basis Down 5% Both Before and After the Effect of Foreign Exchange; and

•      Declares Increased Quarterly Cash Dividend of $0.40 Per Share.

Short Hills, NJ – February 11, 2013 — D&B (NYSE: DNB), the world’s leading source of commercial information and insight on businesses, today reported results for the fourth quarter and full year ended December 31, 2012. The Company also announced its 2013 financial guidance and expected financial flexibility savings.

“2012 proved to be a challenging year primarily due to weakness in our North America business. While we were not satisfied with our overall top line performance, we are pleased with the successful completion of the build and market test of our new data supply chain,” said Sara Mathew, Chairman and Chief Executive Officer. “Looking ahead, we are focused on driving growth in North America by leveraging our new infrastructure and making substantial investments in data and analytics. We believe these actions enhance our existing offerings and allow us to expand into adjacent markets that provide the foundation to return our business to sustainable growth.”

Fourth Quarter 2012 Results

Diluted earnings per share before non-core gains and charges for the quarter ended December 31, 2012 were $2.38, up 8% from $2.21 in the prior year similar period. On a GAAP basis, diluted earnings per share for the quarter ended December 31, 2012 were $2.20, up 14% from $1.93 in the prior year similar period.

See attached Schedule 3 for a reconciliation of diluted earnings per share before non-core gains and charges to earnings per share on a GAAP basis, as well as the definitions of the non-GAAP financial measures that the Company uses to evaluate the business.

Core revenue for the fourth quarter of 2012 was $463.1 million, down 1% both before and after the effect of foreign exchange, as compared to the prior year similar period.

Core results for the fourth quarter of 2012 reflect the following by solution set:

•        Risk Management Solutions revenue of $272.4 million, down 3% both before and after the effect of foreign exchange, as compared to the prior year similar period;

•        Sales & Marketing Solutions revenue of $162.0 million, up 3% both before and after the effect of foreign exchange, as compared to the prior year similar period; and

•        Internet Solutions revenue of $28.7 million, down 6% both before and after the effect of foreign exchange, as compared to the prior year similar period.

Total revenue for the fourth quarter of 2012 was $463.1 million, down 7% both before and after the effect of foreign exchange, as compared to the prior year similar period. Total revenue for the fourth quarter of 2011 included the results from businesses that were divested or shut down.

See attached Schedules 4, 5 and 6 for additional detail.

Deferred revenue for the total company as of December 31, 2012 was $610.7 million, up 2%, as compared to the prior year similar period.

Deferred revenue for North America as of December 31, 2012 was $475.8 million, flat from the prior year similar period, primarily due to the timing of a large customer contract. Adjusting for contract timing, North America deferred revenue was up 1%, as compared to the prior year similar period.

Deferred revenue for total International as of December 31, 2012 was $134.9 million, up 10%, as compared to the prior year similar period.

Operating income before non-core gains and charges for the fourth quarter of 2012 was $172.4 million, up 2% from the prior year similar period. On a GAAP basis, operating income for the fourth quarter of 2012 was $158.7 million, up 9% from the prior year similar period.

Net income attributable to D&B before non-core gains and charges for the fourth quarter of 2012 was $103.7 million, down 3% from the prior year similar period. On a GAAP basis, net income attributable to D&B for the fourth quarter of 2012 was $96.0 million, up 3% from the prior year similar period.

See attached Schedule 3 for additional detail.

Fourth Quarter 2012 Segment Results

North America

Core revenue for the fourth quarter of 2012 was $352.8 million, down 2% both before and after the effect of foreign exchange, as compared to the prior year similar period.

North America core revenue results for the fourth quarter of 2012 reflect the following:

•       Risk Management Solutions revenue of $182.1 million, down 4% both before and after the effect of foreign exchange, as compared to the prior year similar period;

•       Sales & Marketing Solutions revenue of $142.9 million, up 3% both before and after the effect of foreign exchange, as compared to the prior year similar period; and

• Internet Solutions revenue of $27.8 million, down 7% before the effect of foreign exchange (down 6% after the effect of foreign exchange), as compared to the prior year similar period.

See attached Schedules 4, 5 and 6 for additional detail.

Total revenue for the fourth quarter of 2012 was $352.8 million, down 2% both before and after the effect of foreign exchange, as compared to the prior year similar period. Total revenue for the fourth quarter of 2011 included the results of Allbusiness and Purisma that were divested.

Operating income before non-core gains and charges for the fourth quarter of 2012 was $157.9 million, down 1% from the prior year similar period, primarily due to lower total revenue and an increased level of investment activity to support long term growth initiatives.

On a GAAP basis, operating income for the fourth quarter of 2012 was $157.9 million, up 1% from the prior year similar period.

See attached Schedule 3 for additional detail.

Asia Pacific

Core revenue for the fourth quarter of 2012 was $44.2 million, up 1% both before and after the effect of foreign exchange, as compared to the prior year similar period.

Asia Pacific core revenue results for the fourth quarter of 2012 reflect the following:

•        Risk Management Solutions revenue of $35.9 million, down 5% before the effect of foreign exchange (down 4% after the effect of foreign exchange), as compared to the prior year similar period;

•        Sales & Marketing Solutions revenue of $8.0 million, up 36% before the effect of foreign exchange (up 35% after the effect of foreign exchange), as compared to the prior year similar period; and

•        Internet Solutions revenue of $0.3 million, up 2% before the effect of foreign exchange, (down 4% after the effect of foreign exchange), as compared to the prior year similar period.

Total revenue for the fourth quarter of 2012 was $44.2 million, down 41% before the effect of foreign exchange (down 40% after the effect of foreign exchange), as compared to the prior year similar period. Total revenue for the fourth quarter of 2011 included the results from our market research business in China, the domestic portion of our Japanese operations and our India Research and Advisory Services business that were divested, as well as our Roadway operations in China that were shut down.

See attached Schedules 4, 5 and 6 for additional detail.

Operating income before non-core gains and charges for the fourth quarter of 2012 was $5.4 million, down 11% from the prior year similar period.

On a GAAP basis, operating income for the fourth quarter of 2012 was $5.1 million, down 17% from the prior year similar period.

Europe & Other International Markets

Core and total revenue for the fourth quarter of 2012 was $66.1 million, up 4% before the effect of foreign exchange (up 3% after the effect of foreign exchange), as compared to the prior year similar period.

Europe & Other International Markets core and total revenue results for the fourth quarter of 2012 reflect the following:

•        Risk Management Solutions revenue of $54.4 million, up 6% before the effect of foreign exchange (up 4% after the effect of foreign exchange), as compared to the prior year similar period;

•        Sales & Marketing Solutions revenue of $11.1 million, down 3% both before and after the effect of foreign exchange, as compared to the prior year similar period; and

•        Internet Solutions revenue of $0.6 million, up 39% before the effect of foreign exchange (up 40% after the effect of foreign exchange), as compared to the prior year similar period.

See attached Schedules 4, 5 and 6 for additional detail.

Operating income for the fourth quarter of 2012 was $22.7 million, up 19% from the prior year similar period.

Full Year 2012 Results

Diluted earnings per share before non-core gains and charges for the full year 2012 were $6.94, up 11% from $6.25 in the prior year similar period. On a GAAP basis, diluted earnings per share for the full year 2012 were $6.43, up 22% from $5.28 in the prior year similar period.

See attached Schedule 3 for additional detail.
Core revenue for the full year 2012 was $1,644.3 million, up 1% before the effect of foreign exchange (flat after the effect of foreign exchange), as compared to the prior year similar period.
Core revenue results for the full year 2012 reflect the following by solution set:
• Risk Management Solutions revenue of $1,047.6 million, down 2% before the effect of foreign exchange (down 3% after the effect of foreign exchange), as compared to the prior year similar period;
• Sales & Marketing Solutions revenue of $478.5 million, up 6% both before and after the effect of foreign exchange, as compared to the prior year similar period; and
• Internet Solutions revenue of $118.2 million, down 1% both before and after the effect of foreign exchange, as compared to the prior year similar period.
See attached Schedules 4, 5 and 6 for additional detail.

Total revenue for the full year 2012 was $1,663.0 million, down 5% both before and after the effect of foreign exchange, as compared to the prior year similar period. Total revenue for the full year 2012 and the full year 2011 include the results from businesses that were divested or shut down.

See attached Schedule 3 for additional detail.
Operating income before non-core gains and charges for the full year 2012 was $520.3 million, up 4% from the prior year similar period. On a GAAP basis, operating income for the full year 2012 was $432.1 million, up 2% from the prior year similar period.

Net income attributable to D&B before non-core gains and charges for the full year 2012 was $318.8 million, up 3% from the prior year similar period. On a GAAP basis, net income attributable to D&B for the full year 2012 was $295.5 million, up 14% from the prior year similar period.

See attached Schedule 3 for additional detail.

Free cash flow for the full year 2012, excluding the impact of legacy tax matters, was $283.4 million, including approximately $46 million related to MaxCV, compared to $251.9 million and $55 million, respectively, in the prior year similar period. The Company defines free cash flow as net cash provided by operating activities less capital expenditures and additions to computer software and other intangibles. Net cash provided by operating activities for the full year 2012, excluding the impact of legacy tax matters, was $357.8 million, compared to $305.3 million in the prior year similar period. On a GAAP basis, net cash provided by operating activities for the full year 2012 was $357.8 million, compared to $312.9 million in the prior year similar period.

See attached Schedule 4 for additional detail.

Share repurchases during the full year 2012 under the Company’s discretionary repurchase program totaled $480.1 million (approximately 6.5 million shares), while repurchases made to offset the dilutive effect of shares issued under employee benefit plans totaled an additional $27.9 million (approximately 0.4 million shares).

Repurchases during the fourth quarter 2012 under the Company’s discretionary repurchase program totaled $244.1 million (approximately 3.1 million shares), while repurchases made to offset the dilutive effect of shares issued under employee benefit plans totaled an additional $23.9 million (approximately 0.3 million shares).

The Company ended 2012 with $149.1 million of cash and cash equivalents and total gross debt of $1,290.9 million.

Full Year 2012 Segment Results
North America
Core revenue for the full year 2012 was $1,225.6 million, down 1% both before and after the effect of foreign exchange, as compared to the prior year similar.
North America core revenue results for the full year 2012 reflect the following:
• Risk Management Solutions revenue of $700.6 million, down 4% both before and after the effect of foreign exchange, as compared to the prior year similar period;
• Sales & Marketing Solutions revenue of $410.2 million, up 5% both before and after the effect of foreign exchange, as compared to the prior year similar period; and
• Internet Solutions revenue of $114.8 million, down 1% both before and after the effect of foreign exchange, as compared to the prior year similar period.
See attached Schedules 4, 5 and 6 for additional detail.

Total revenue for the full year 2012 was $1,225.6 million, down 2% both before and after the effect of foreign exchange, as compared to the prior year similar period. Total revenue for the full year 2011 included the results of Allbusiness, Purisma and a small supply management company, that were all divested.

Operating income before non-core gains and charges for the full year 2012 was $480.9 million, down 1% from the prior year similar period.
On a GAAP basis, operating income for the full year 2012 was $480.9 million, flat compared to the prior year similar period.
See attached Schedule 3 for additional detail.

Asia Pacific

Core revenue for the full year 2012 was $176.8 million, up 9% before the effect of foreign exchange (up 7% after the effect of foreign exchange), as compared to the prior year similar period.

Asia Pacific core revenue results for the full year 2012 reflect the following:

•        Risk Management Solutions revenue of $147.5 million, up 3% before the effect of foreign exchange (up 2% after the effect of foreign exchange), as compared to the prior year similar period;

•        Sales & Marketing Solutions revenue of $28.5 million, up 55% before the effect of foreign exchange (up 47% after the effect of foreign exchange), as compared to the prior year similar period; and

•        Internet Solutions revenue of $0.8 million, flat before the effect of foreign exchange (down 10% after the effect of foreign exchange), as compared to the prior year similar period.

See attached Schedules 4, 5 and 6 for additional detail.

Total revenue for the full year 2012 was $195.5 million, down 27% both before and after the effect of foreign exchange, as compared to the prior year similar period. Total revenue for the full year 2012 and the full year 2011 include the results from businesses that were divested or shut down.

See attached Schedule 3 for additional detail.

Operating income before non-core gains and charges for the full year 2012 was $19.7 million, up 17% from the prior year similar period.

On a GAAP basis, operating income for the full year 2012 was $4.7 million, down 72% from the prior year similar period, primarily due to impairment charges in the current year related to the shut down of our Roadway operations in China.

Europe & Other International Markets

Core and total revenue for the full year 2012 was $241.9 million, up 3% before the effect of foreign exchange (down 1% after the effect of foreign exchange), as compared to the prior year similar period.

Europe & Other International Markets core and total revenue results for the full year 2012 reflect the following:

•        Risk Management Solutions revenue of $199.5 million, up 4% before the effect of foreign exchange (flat after the effect of foreign exchange), as compared to the prior year similar period;

•        Sales & Marketing Solutions revenue of $39.8 million, flat before the effect of foreign exchange (down 3% after the effect of foreign exchange), as compared to the prior year similar period; and

•        Internet Solutions revenue of $2.6 million, up 18% before the effect of foreign exchange (up 16% after the effect of foreign exchange), as compared to the prior year similar period.

See attached Schedules 4, 5 and 6 for additional detail.

Operating income for the full year 2012 was $68.8 million, up 25% from the prior year similar period.

MaxCV

In February 2010, D&B announced a Strategic Technology Investment program aimed at strengthening its leading position in commercial data and improving its current technology platform to meet the emerging needs of customers. We refer to this program as “MaxCV.”

In the fourth quarter of 2012, the Company incurred $4.7 million of total pre-tax expenses (or $0.06 per diluted share) on MaxCV, which is included in the Non-Core Gains and Charges noted below, and $5.8 million of capital expenditures and additions to computer software and other intangibles related to MaxCV.

For the full year 2012, we incurred $30.3 million of total pre-tax expenses (or $0.45 per diluted share) on MaxCV, which was included in the Non-Core Gains and Charges, and $28.2 million of capital expenditures and additions to computer software and other intangibles related to MaxCV.

See attached Schedule 4 for additional detail.

During 2013, we expect to spend between $25 million to $30 million for the deployment of the Company’s new data supply chain (built as part of our MaxCV program) to other markets. These costs will be absorbed in our core operating expenses.

2013 Financial Flexibility

D&B continues to create financial flexibility through several reengineering initiatives aimed at greater efficiency and effectiveness, including the following:

•       redesigning and optimizing enabling functions;

•       creating global utilities/shared services;

•       rationalizing and consolidating vendors; and

•       eliminating spend on low ROI activities.

D&B expects its ongoing financial flexibility initiatives to create $70 million to $80 million of financial flexibility in 2013, before any restructuring charges and before any reallocation of savings generated by the initiatives. The Company expects to incur pre-tax restructuring charges totaling $17 million to $22 million associated with its ongoing reengineering initiatives.

Non-Core Gains and Charges

During the fourth quarter of 2012, the Company recorded:

•       A net pre-tax, non-core charge of $13.4 million and a net after-tax, non-core charge of $7.7 million. This compares to a net pre-tax, non-core charge of $24.4 million and a net after-tax, non-core charge of $13.5 million during the fourth quarter of 2011.

For the full year 2012, the Company recorded:

•        A net pre-tax, non-core charge of $96.9 million and a net after-tax, non-core charge of $23.3 million. This compares to a net pre-tax, non-core charge of $93.8 million and a net after-tax, non-core charge of $48.3 million for the full year 2011.

See attached Schedule 3 for additional explanations and details of these charges.

During 2013, in addition to non-core restructuring charges, the Company also expects to incur non-core legal and other third party charges associated with its ongoing China investigation.

Both our restructuring charges associated with our 2013 reengineering activities and our legal and other third party charges related to our ongoing China investigation are included in our 2013 free cash flow guidance.

D&B’s restructuring charges may be viewed as recurring as they are part of its Financial Flexibility initiatives. In addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges, such as legal expenses associated with the ongoing China investigation, because they do not reflect the Company’s underlying business performance and they may have a disproportionate positive or negative impact on the results of its ongoing business operations. For additional information, see the section titled “Use of Non-GAAP Financial Measures” below.

Full Year 2013 Guidance

D&B today provided the following financial guidance for the full year 2013:

•        Core revenue growth of 0% to 3%, before the effect of foreign exchange;

•        Operating income decline of 6% to 3%, before non-core gains and charges, including $25 million to $30 million in costs related to the deployment of our new data supply chain;

•        Diluted EPS growth of 8% to 11%, before non-core gains and charges; and

•        Free cash flow of $270 million to $300 million, which excludes the impact of legacy tax matters and any potential regulatory fines associated with our China operations.

D&B does not provide guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of non-core gains and charges, such as restructuring charges, legacy tax matters, and the Company’s ongoing China investigation, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions, and could be material to D&B’s results computed in accordance with GAAP.

Cash Dividend Increased

D&B today announced that it has declared an increased quarterly cash dividend of $0.40 per share, up from D&B’s prior quarterly dividend of $0.38 per share. This quarterly cash dividend is payable on March 14, 2013, to shareholders of record at the close of business on February 27, 2013.

Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the schedules attached. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – How We Manage Our Business” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2011, filed February 29, 2012 with the SEC, for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors. Additionally, these measures are defined in Schedule 3 attached to this press release.

Fourth Quarter and Full Year 2012 Teleconference

As previously announced, D&B will review its fourth quarter and full year 2012 financial results in a conference call with the investment community on Tuesday, February 12, 2013, at 8 a.m. ET. Live audio, as well as a replay of the conference call and other related information, will be accessible on D&B’s Investor Relations Web site at http://investor.dnb.com.

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About Dun & Bradstreet® (D&B)

Dun & Bradstreet (NYSE:DNB) is the world’s leading source of commercial information and insight on businesses, enabling companies to Decide with Confidence® for 171 years. D&B’s global commercial database contains more than 220 million business records. The database is enhanced by D&B’s proprietary DUNSRight® Quality Process, which provides our customers with quality business information. This quality information is the foundation of our global solutions that customers rely on to make critical business decisions.

D&B provides solution sets that meet a diverse set of customer needs globally. Customers use D&B Risk Management SolutionsTM to mitigate credit and supplier risk, increase cash flow and drive increased profitability; D&B Sales & Marketing SolutionsTM to increase revenue from new and existing customers; and D&B Internet SolutionsTM to convert prospects into clients faster by enabling business professionals to research companies, executives and industries, over the web. For more information, please visit www.dnb.com.

Forward-Looking and Cautionary Statements

This press release, including, in particular, the section titled “Full Year 2013 Guidance,” contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

•       We rely significantly on third parties to support critical components of our business model in a continuous and high quality manner, including third-party data providers, strategic third-party members in our D&B Worldwide Network, and third parties with whom we have significant outsourcing arrangements.

•       The effectiveness of our technology investments and our ability to maintain sufficient investment in a technology infrastructure that assists us in achieving our strategic goals.

•       Risks associated with potential violations of the Foreign Corrupt Practices Act and similar laws, and any consequences of the investigations of our China operations.

•       Demand for our products is subject to intense competition, changes in customer preferences and economic conditions which impact customer behavior.

•       Our solutions and brand image are dependent upon the integrity and security of our global database and the continued availability thereof through the internet and by other means, as well as our ability to protect key assets, such as our data centers;

•       Our ability to secure our information technology infrastructure from cyber attack and unauthorized access.

•       Our ability to maintain the integrity of our brand and reputation, which we believe are key assets and competitive advantages.

•       Our ability to renew large contracts, including from various government institutions, the related revenue recognition and the timing thereof, or a shift in product mix, or a significant decrease in government spending, may impact our results of operations from period-to-period.

•       As a result of the macro-economic challenges currently affecting the global economy, our customers or vendors may experience problems with their earnings, cash flow, or both. This may cause our customers to delay, cancel or significantly decrease their purchases from us and impact their ability to pay amounts owed to us. In addition, our vendors may substantially increase their prices without notice. Such behavior may materially, adversely affect our earnings and cash flow. In addition, if economic conditions in the United States, including any possible impact of efforts to balance government deficits, and/or other key markets deteriorate further or do not show improvement, we may experience material adverse impacts to our business, operating results, and/or access to credit markets.

•       Our results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard setting bodies, the implementation or modification of fees or taxes that we must pay to acquire, use, and/or redistribute data, and the evolving standards of emerging markets in which we operate. Future laws or regulations with respect to the collection, compilation, use and/ or publication of information and adverse publicity or litigation concerning the commercial use of such information, or changes in the rules governing the operation of the Internet, could have a material adverse effect on our business and financial results.

•       Our ability to acquire and successfully integrate other complementary businesses, products and technologies into our existing business, without significant disruption to our existing business or to our financial results.

•       The continued adherence by third-party members of our D&B Worldwide Network, or other third parties who license and sell under the D&B name, to our quality standards, our brand and communication standards and to the terms and conditions of our commercial services arrangements, and the renewal by third-party members of the D&B Worldwide Network of their agreements with D&B;

•       The profitability of our international businesses depends on our ability to identify and execute on various initiatives, such as successfully managing our D&B Worldwide Network, enforcing agreements, collecting receivables and protecting assets in non-U.S. legal systems, complying with the Foreign Corrupt Practices Act and other anti-bribery and anti-corruption laws in all jurisdictions, and our ability to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost, or the adoption of new laws or regulations governing the collection, compilation, use and/or publication of information, particularly in emerging markets.

•       Our future success requires that we attract and retain qualified personnel, including members of our sales force and technology teams, in regions throughout the world.

•       Our ability to successfully implement our growth strategy requires that we successfully reduce our expense base through our Financial Flexibility initiatives, and reallocate certain of the expense-base reductions into initiatives that produce desired revenue growth.

•       Our ability to fund our obligations under our retirement and post retirement pension plans which are subject to financial market risks.

•       We are involved in various legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on our cash flow and profitability;

•       Our ability to repurchase shares is subject to market conditions, including trading volume in our stock, and our ability to repurchase shares in accordance with applicable securities laws.

•       Our projection for free cash flow is dependent upon our ability to generate revenue, our collection processes, customer payment patterns, the timing and volume of stock option exercises and the amount and timing of payments related to the tax and other matters and legal proceedings in which we are involved.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC’s Web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statement.

The Dun & Bradstreet Corporation	Schedule 1
Consolidated Statement of Operations (unaudited) - GAAP Results

Dollar amounts in millions, except per share data				Effects of					Effects of
	Quarter Ended		AFX	Foreign	BFX	Year-To-Date		AFX	Foreign	BFX
	December 31,		% Change	Exchange	% Change	December 31,		% Change	Exchange	% Change
	2012	2011	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)	2012	2011	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)

Revenue:

North America	$352.8	$358.9	(2%)	0%	(2%)	$1,225.6	$1,238.1	(1%)	0%	(1%)

Asia Pacific	44.2	43.6	1%	0%	1%	176.8	164.8	7%	(2%)	9%
Europe and Other International Markets	66.1	64.4	3%	(1%)	4%	241.9	243.4	(1%)	(4%)	3%

International	110.3	108.0	2%	(1%)	3%	418.7	408.2	3%	(2%)	5%

Core Revenue	$463.1	$466.9	(1%)	0%	(1%)	$1,644.3	$1,646.3	0%	(1%)	1%

Divested and Other Business (1)	—	31.8	N/M	N/M	N/M	18.7	112.2	(83%)	1%	(84%)

Total Revenue	$463.1	$498.7	(7%)	0%	(7%)	$1,663.0	$1,758.5	(5%)	0%	(5%)

Operating Income (Loss):

North America (2)	$157.9	$156.1	1%			$480.9	$480.1	0%

Asia Pacific (3)	5.1	6.1	(17%)			4.7	16.8	(72%)
Europe and Other International Markets	22.7	19.1	19%			68.8	55.3	25%

International	27.8	25.2	11%			73.5	72.1	2%

Corporate and Other (4)	(27.0)	(36.2)	25%			(122.3)	(127.4)	4%

Total Operating Income	158.7	145.1	9%			432.1	424.8	2%

Interest Income	0.3	0.2	68%			0.8	1.5	(42%)
Interest Expense	(11.7)	(9.6)	(23%)			(39.5)	(37.0)	(7%)
Other Income (Expense) - Net (5)	(6.3)	(0.7)	N/M			(15.1)	(21.2)	29%

Non-Operating Income (Expense) - Net	(17.7)	(10.1)	(76%)			(53.8)	(56.7)	5%

Income Before Provision for Income Taxes	141.0	135.0	4%			378.3	368.1	3%

Less: Provision for Income Taxes	45.8	40.8	(12%)			83.1	109.2	24%
Equity in Net Income (Loss) of Affiliates	0.0	0.2	(40%)			1.3	1.3	3%

Net Income	95.2	94.4	1%			296.5	260.2	14%

Less: Net (Income) Loss Attributable to the Noncontrolling Interest (6)	0.8	(0.9)	N/M			(1.0)	0.1	N/M

Net Income Attributable to D&B (7)	96.0	93.5	3%			295.5	260.3	14%

Less: Allocation to Participating Securities	0.0	(0.1)	100%			(0.1)	(0.3)	78%

Net Income Attributable to D&B Common Shareholders	96.0	93.4	3%			295.4	260.0	14%

Basic Earnings Per Share of Common Stock Attributable to D&B Common Shareholders	$2.22	$1.94	14%			$6.47	$5.31	22%

Diluted Earnings Per Share of Common Stock Attributable to D&B Common Shareholders (8)	$2.20	$1.93	14%			$6.43	$5.28	22%

Weighted Average Number of Shares Outstanding:
Basic	43.3	48.1	10%			45.6	48.9	7%

Diluted	43.6	48.3	10%			46.0	49.3	7%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 2
Consolidated Statement of Operations (unaudited) - Before Non-Core Gains and Charges

Dollar amounts in millions, except per share data				Effects of					Effects of
	Quarter Ended		AFX	Foreign	BFX	Year-To-Date		AFX	Foreign	BFX
	December 31,		% Change	Exchange	% Change	December 31,		% Change	Exchange	% Change
	2012	2011	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)	2012	2011	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)

Revenue:

North America	$352.8	$358.9	(2%)	0%	(2%)	$1,225.6	$1,238.1	(1%)	0%	(1%)

Asia Pacific	44.2	43.6	1%	0%	1%	176.8	164.8	7%	(2%)	9%
Europe and Other International Markets	66.1	64.4	3%	(1%)	4%	241.9	243.4	(1%)	(4%)	3%

International	110.3	108.0	2%	(1%)	3%	418.7	408.2	3%	(2%)	5%

Core Revenue	$463.1	$466.9	(1%)	0%	(1%)	$1,644.3	$1,646.3	0%	(1%)	1%

Divested and Other Business (1)	—	31.8	N/M	N/M	N/M	18.7	112.2	(83%)	1%	(84%)

Total Revenue	$463.1	$498.7	(7%)	0%	(7%)	$1,663.0	$1,758.5	(5%)	0%	(5%)

Operating Income (Loss):

North America (2)	$157.9	$159.4	(1%)			$480.9	$483.4	(1%)

Asia Pacific (3)	5.4	6.1	(11%)			19.7	16.8	17%
Europe and Other International Markets	22.7	19.1	19%			68.8	55.3	25%

International	28.1	25.2	12%			88.5	72.1	23%

Corporate and Other (4)	(13.6)	(14.8)	8%			(49.1)	(55.4)	11%

Total Operating Income	172.4	169.8	2%			520.3	500.1	4%

Interest Income	0.3	0.2	68%			0.8	1.5	(42%)
Interest Expense	(11.7)	(9.6)	(23%)			(39.5)	(37.0)	(7%)
Other Income (Expense) - Net (5)	(6.6)	(1.0)	N/M			(6.4)	(2.7)	N/M

Non-Operating Income (Expense) - Net	(18.0)	(10.4)	(75%)			(45.1)	(38.2)	(18%)

Income Before Provision for Income Taxes	154.4	159.4	(3%)			475.2	461.9	3%

Less: Provision for Income Taxes	51.5	51.7	0%			156.8	154.7	(1%)
Equity in Net Income (Loss) of Affiliates	0.0	0.2	(40%)			1.3	1.3	3%

Net Income	102.9	107.9	(5%)			319.7	308.5	4%

Less: Net (Income) Loss Attributable to the Noncontrolling Interest (6)	0.8	(0.9)	N/M			(0.9)	0.1	N/M

Net Income Attributable to D&B (7)	103.7	107.0	(3%)			318.8	308.6	3%

Less: Allocation to Participating Securities	0.0	(0.1)	100%			(0.1)	(0.4)	80%

Net Income Attributable to D&B Common Shareholders	103.7	106.9	(3%)			318.7	308.2	3%

Basic Earnings Per Share of Common Stock Attributable to D&B Common Shareholders	$2.40	$2.23	8%			$6.98	$6.30	11%

Diluted Earnings Per Share of Common Stock Attributable to D&B Common Shareholders (8)	$2.38	$2.21	8%			$6.94	$6.25	11%

Weighted Average Number of Shares Outstanding:
Basic	43.3	48.1	10%			45.6	48.9	7%

Diluted	43.6	48.3	10%			46.0	49.3	7%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 3

Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(1)	The following table reconciles Divested and Other Business included in Schedule 1 and Schedule 2:

	Quarter Ended December 31,		Year-To-Date December 31,
Amounts in millions	2012	2011	2012	2011

Divested and Other Business:

Purisma	$—	$0.6	$—	$3.7
AllBusiness	—	0.8	—	3.9
Small Supply Management Company in North America	—	—	—	1.1
Domestic Portion of Japan Operations	—	18.8	12.7	64.2
Market Research Business in China	—	4.7	—	16.0
Roadway China	—	6.5	5.4	22.0
India Research and Advisory Services	—	0.4	0.6	1.3

Total Divested and Other Business	$—	$31.8	$18.7	$112.2

(2)	The following table reconciles North America Operating Income included in Schedule 1 and Schedule 2:

	Quarter Ended December 31,		Year-To-Date December 31,
Amounts in millions	2012	2011	2012	2011

North America Operating Income (Schedule 1)	$157.9	$156.1	$480.9	$480.1

Impaired Intangible Assets	—	(3.3)	—	(3.3)

North America Operating Income - Before Non-Core Gains and Charges (Schedule 2)	$157.9	$159.4	$480.9	$483.4

(3)	The following table reconciles Asia Pacific Operating Income included in Schedule 1 and Schedule 2:

	Quarter Ended December 31,		Year-To-Date December 31,
Amounts in millions	2012	2011	2012	2011

Asia Pacific Operating Income - GAAP Results (Schedule 1)	$5.1	$6.1	$4.7	$16.8

Legal Fees and Other Shut-Down Costs Associated with Matters in China	(0.3)	—	(2.1)	—
Impairments Related to Matters in China	—	—	(12.9)	—

Asia Pacific Operating Income - Before Non-Core Gains and Charges (Schedule 2)	$5.4	$6.1	$19.7	$16.8

(4)	The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Quarter Ended December 31,		Year-To-Date December 31,
Amounts in millions	2012	2011	2012	2011

Corporate and Other - GAAP Results (Schedule 1)	$(27.0)	$(36.2)	$(122.3)	$(127.4)

Restructuring Charges	(6.2)	(4.1)	(29.4)	(22.1)
MaxCV	(4.7)	(12.2)	(30.3)	(44.8)
Settlement of Legacy Pension Obligation	—	(5.1)	—	(5.1)
Legal Fees and Other Shut-Down Costs Associated with Matters in China	(2.5)	—	(13.5)	—

Corporate and Other - Before Non-Core Gains and Charges (Schedule 2)	$(13.6)	$(14.8)	$(49.1)	$(55.4)

(5)	The following table reconciles Other Income (Expense)-Net included in Schedule 1 and Schedule 2:

	Quarter Ended December 31,		Year-To-Date December 31,
Amounts in millions	2012	2011	2012	2011
Other Income (Expense)-Net - GAAP Results (Schedule 1)	$(6.3)	$(0.7)	$(15.1)	$(21.2)
Effect of Legacy Tax Matters	0.2	0.3	(14.8)	(7.1)
Gain (Loss) on Sale of Businesses	0.1	—	6.1	—
Gain (Loss) on Investment	—	—	—	(11.4)

Other Income (Expense)-Net - Before Non-Core Gains and Charges (Schedule 2)	$(6.6)	$(1.0)	$(6.4)	$(2.7)

	Quarter Ended December 31,		Year-To-Date December 31,
Amounts in millions	2012	2011	2012	2011
Total Pre-Tax Impacts:
Impaired Intangible Assets	$—	$(3.3)	$—	$(3.3)
Restructuring Charges	(6.2)	(4.1)	(29.4)	(22.1)
MaxCV	(4.7)	(12.2)	(30.3)	(44.8)
Settlement of Legacy Pension Obligation	—	(5.1)	—	(5.1)
Legal Fees and Other Shut-Down Costs Associated with Matters in China	(2.8)	—	(15.6)	—
Impairments Related to Matters in China	—	—	(12.9)	—
Effect of Legacy Tax Matters	0.2	0.3	(14.8)	(7.1)
Gain (Loss) on Sale of Businesses	0.1	—	6.1	—
Gain (Loss) on Investment	—	—	—	(11.4)

Total Pre-Tax Impacts	$(13.4)	$(24.4)	$(96.9)	$(93.8)

The Dun & Bradstreet Corporation	Schedule 3

Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(6)	The following table reconciles Net Income (Loss) Attributable to the Noncontrolling Interest Schedule 1 and Schedule 2:

	Quarter Ended December 31,		Year-To-Date December 31,
Amounts in millions	2012	2011	2012	2011

Net Income (Loss) Attributable to the Noncontrolling Interest - GAAP Results (Schedule 1)	$0.8	$(0.9)	$(1.0)	$0.1

Minority Share of Gain on Sale of Business	—	—	(0.9)	—
Impairments Related to Matters in China	—	—	0.8	—

Net Income (Loss) Attributable to the Noncontrolling Interest - Before Non-Core Gains and Charges (Schedule 2)	$0.8	$(0.9)	$(0.9)	$0.1

(7)	The following table reconciles Net Income Attributable to D&B included in Schedule 1 and Schedule 2:

	Quarter Ended December 31,		Year-To-Date December 31,
Amounts in millions	2012	2011	2012	2011

Net Income Attributable to D&B - GAAP Results (Schedule 1)	$96.0	$93.5	$295.5	$260.3

Restructuring Charges	(4.0)	(2.4)	(18.7)	(14.2)
Impaired Intangible Assets	—	(2.1)	—	(2.1)
MaxCV	(2.5)	(9.1)	(20.8)	(34.3)
Settlement of Legacy Pension Obligation	—	(3.2)	—	(3.2)
Legal Fees and Other Shut-Down Costs Associated with Matters in China	(1.8)	—	(10.4)	—
Impairments Related to Matters in China	—	—	(12.1)	—
Gain (Loss) on Investment	—	3.2	—	(7.9)
Effect of Legacy Tax Matters	—	0.1	13.0	4.9
Gain (Loss) on Sale of Businesses	0.1	—	11.2	—
Minority Share of Gain on Sale of Business	—	—	(0.9)	—
Tax Benefit on a Loss on the Tax Basis of a Legal Entity	0.5	—	15.4	8.5

After-Tax Impact	(7.7)	(13.5)	(23.3)	(48.3)

Net Income Attributable to D&B - Before Non-Core Gains and Charges (Schedule 2)	$103.7	$107.0	$318.8	$308.6

(8)	The following table reconciles Diluted Earnings Per Share Attributable to D&B included in Schedule 1 and Schedule 2:

	Quarter Ended December 31,		Year-To-Date December 31,
	2012	2011	2012	2011
Diluted EPS Attributable to D&B - GAAP Results (Schedule 1)	$2.20	$1.93	$6.43	$5.28

Restructuring Charges	($0.09)	($0.05)	($0.41)	($0.29)
Impaired Intangible Assets	—	(0.04)	—	(0.04)
MaxCV	(0.06)	(0.19)	(0.45)	(0.69)
Settlement of Legacy Pension Obligation	—	(0.07)	—	(0.06)
Legal Fees and Other Shut-Down Costs Associated with Matters in China	(0.04)	—	(0.22)	—
Impairments Related to Matters in China	—	—	(0.26)	—
Gain (Loss) on Investment	—	0.07	—	(0.16)
Minority Share of Gain on Sale of Business	—	—	(0.02)	—
Effect of Legacy Tax Matters	—	—	0.28	0.10
Gain (Loss) on Sale of Businesses	—	—	0.24	—
Tax Benefit on a Loss on the Tax Basis of a Legal Entity	0.01	—	0.33	0.17

Diluted EPS Attributable to D&B - Before Non-Core Gains and Charges (Schedule 2)	$2.38	$2.21	$6.94	$6.25

N/M - Not Meaningful

The following defines the non-GAAP measures used to evaluate performance:

*	Total revenue excluding the revenue of divested and shut-down businesses is referred to as “core revenue.” Core revenue includes the revenue from acquired businesses from the date of acquisition
*	Core revenue growth, excluding the effects of foreign exchange, is referred to as “core revenue growth before the effects of foreign exchange.” We also separately, from time to time, analyze core revenue growth before the effects of foreign exchange among two components, “organic core revenue growth” and “core revenue growth from acquisitions”
*	Results (such as operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) exclude Restructuring Charges (whether recurring or non-recurring) and certain other items that we consider do not reflect our underlying business performance. We refer to these Restructuring Charges and other items as “non-core gains and (charges)”
*	Net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles is referred to as “free cash flow”

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 4
Supplemental GAAP Financial Data (unaudited)

	Quarter Ended December 31,		AFX % Change	Effects of Foreign Exchange	BFX % Change	Year-To-Date December 31,		AFX % Change	Effects of Foreign Exchange	BFX % Change

Amounts in millions	2012	2011	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2012	2011	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)

Geographic and Customer Solution Set Revenue:
North America:
Risk Management Solutions	$182.1	$189.9	(4)%	0%	(4)%	$700.6	$729.7	(4)%	0%	(4)%
Sales & Marketing Solutions	142.9	139.3	3%	0%	3%	410.2	392.4	5%	0%	5%
Internet Solutions	27.8	29.7	(6)%	1%	(7)%	114.8	116.0	(1)%	0%	(1)%

Subtotal Core Revenue	352.8	358.9	(2)%	0%	(2)%	1,225.6	1,238.1	(1)%	0%	(1)%
Divested and Other Business [1]	—	1.4	N/M	N/M	N/M	—	8.7	N/M	N/M	N/M

Total North America Revenue	352.8	360.3	(2)%	0%	(2)%	1,225.6	1,246.8	(2)%	0%	(2)%

Asia Pacific:
Risk Management Solutions	$35.9	$37.4	(4)%	1%	(5)%	$147.5	$144.5	2%	(1)%	3%
Sales & Marketing Solutions	8.0	6.0	35%	(1)%	36%	28.5	19.4	47%	(8)%	55%
Internet Solutions	0.3	0.2	(4)%	(6)%	2%	0.8	0.9	(10)%	(10)%	0%

Subtotal Core Revenue	44.2	43.6	1%	0%	1%	176.8	164.8	7%	(2)%	9%
Divested and Other Business [1]	—	30.4	N/M	N/M	N/M	18.7	103.5	(82)%	0%	(82)%

Total Asia Pacific Revenue	44.2	74.0	(40)%	1%	(41)%	195.5	268.3	(27)%	0%	(27)%

Europe and Other International Markets:
Risk Management Solutions	$54.4	$52.5	4%	(2)%	6%	$199.5	$200.3	0%	(4)%	4%
Sales & Marketing Solutions	11.1	11.4	(3)%	0%	(3)%	39.8	40.8	(3)%	(3)%	0%
Internet Solutions	0.6	0.5	40%	1%	39%	2.6	2.3	16%	(2)%	18%

Subtotal Core Revenue	66.1	64.4	3%	(1)%	4%	241.9	243.4	(1)%	(4)%	3%
Divested and Other Business [1]	—	—	0%	0%	0%	—	—	0%	0%	0%

Total Europe and Other International Markets Revenue	66.1	64.4	3%	(1)%	4%	241.9	243.4	(1)%	(4)%	3%

International
Risk Management Solutions	$90.3	$89.9	1%	0%	1%	$347.0	$344.8	1%	(2)%	3%
Sales & Marketing Solutions	19.1	17.4	10%	0%	10%	68.3	60.2	14%	(3)%	17%
Internet Solutions	0.9	0.7	26%	(1)%	27%	3.4	3.2	8%	(5)%	13%

Subtotal Core Revenue	110.3	108.0	2%	(1)%	3%	418.7	408.2	3%	(2)%	5%
Divested and Other Business [1]	—	30.4	N/M	N/M	N/M	18.7	103.5	(82)%	0%	(82)%

Total International Revenue	110.3	138.4	(20)%	0%	(20)%	437.4	511.7	(15)%	(2)%	(13)%

Total Corporation:
Risk Management Solutions	$272.4	$279.8	(3)%	0%	(3)%	$1,047.6	$1,074.5	(3)%	(1)%	(2)%
Sales & Marketing Solutions	162.0	156.7	3%	0%	3%	478.5	452.6	6%	0%	6%
Internet Solutions	28.7	30.4	(6)%	0%	(6)%	118.2	119.2	(1)%	0%	(1)%

Subtotal Core Revenue	463.1	466.9	(1)%	0%	(1)%	1,644.3	1,646.3	0%	(1)%	1%
Divested and Other Business [1]	—	31.8	N/M	N/M	N/M	18.7	112.2	(83)%	1%	(84)%

Total Corporation Revenue	463.1	498.7	(7)%	0%	(7)%	1,663.0	1,758.5	(5)%	0%	(5)%

Operating Costs:
Operating Expenses	$125.8	$156.0	19%			$521.0	$587.1	11%
Selling and Administrative Expenses	154.0	173.0	11%			602.2	643.4	6%
Depreciation and Amortization	18.4	20.5	10%			78.3	81.1	4%
Restructuring Expense	6.2	4.1	(54)%			29.4	22.1	(34)%

Total Operating Costs [2]	$304.4	$353.6	14%			$1,230.9	$1,333.7	8%

Capital Expenditures [3]	$4.9	$3.2	(52)%			$7.0	$6.2	(12)%

Additions to Computer Software & Other Intangibles [3]	$17.6	$17.5	(1)%			$67.4	$47.2	(43)%

	Quarter Ended
Amounts in millions	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011

Net Debt Position:
Cash and Cash Equivalents	$149.1	$137.0	$118.6	$117.7	$84.4	$89.5	$83.1	$83.6
Short-Term Debt	(0.2)	(400.2)	(400.6)	(1.0)	(1.1)	(188.6)	(160.9)	(2.1)
Long-Term Debt	(1,290.7)	(623.9)	(613.0)	(841.8)	(963.9)	(704.6)	(700.6)	(888.6)

Net Debt	$(1,141.8)	$(887.1)	$(895.0)	$(725.1)	$(880.6)	$(803.7)	$(778.4)	$(807.1)

The Dun & Bradstreet Corporation	Schedule 4
Supplemental GAAP Financial Data (unaudited)

	Year-To-Date
Amounts in millions	Dec 31, 2012	Dec 31, 2011	% Change Fav/(Unfav)

Free Cash Flow:
Net Cash Provided By Operating Activities (GAAP Results)	$357.8	$312.9	14%
Less:
Capital Expenditures (GAAP Results) [3]	7.0	6.2	(12)%
Additions to Computer Software & Other Intangibles (GAAP Results) [3]	67.4	47.2	(43)%

Free Cash Flow	$283.4	$259.5	9%
Legacy Tax Matters (Refund) Payment	—	(7.6)	N/M

Free Cash Flow Excluding Legacy Tax Matters	$283.4	$251.9	13%

	Year-To-Date
Amounts in millions	Dec 31, 2012	Dec 31, 2011	% Change Fav/(Unfav)

Net Cash Provided By Operating Activities excluding Legacy Tax Matters:
Net Cash Provided By Operating Activities (GAAP Results)	$357.8	$312.9	14%
Legacy Tax Matters (Refund) Payment	—	(7.6)	N/M

Net Cash Provided By Operating Activities Excluding Legacy Tax Matters	$357.8	$305.3	17%

Notes:

		Quarter Ended		Year-To-Date
		December 31,		December 31,
		2012	2011	2012	2011
1	Divested and Other Business:
	North America:
	Risk Management Solutions	$0.0	$0.0	$0.0	$1.1
	Sales & Marketing Solutions	0.0	0.6	0.0	3.7
	Internet Solutions	0.0	0.8	0.0	3.9

	Total Divested and Other Business	$0.0	$1.4	$0.0	$8.7

	Asia Pacific:
	Risk Management Solutions	$0.0	$10.5	$9.3	$38.7
	Sales & Marketing Solutions	0.0	19.8	9.4	64.7
	Internet Solutions	0.0	0.1	0.0	0.1

	Total Divested and Other Business	$0.0	$30.4	$18.7	$103.5

	Europe and Other International Markets:
	Risk Management Solutions	$0.0	$0.0	$0.0	$0.0
	Sales & Marketing Solutions	0.0	0.0	0.0	0.0
	Internet Solutions	0.0	0.0	0.0	0.0

	Total Divested and Other Business	$0.0	$0.0	$0.0	$0.0

	Total Corporation:
	Risk Management Solutions	$0.0	$10.5	$9.3	$39.8
	Sales & Marketing Solutions	0.0	20.4	9.4	68.4
	Internet Solutions	0.0	0.9	0.0	4.0

	Total Divested and Other Business	$0.0	$31.8	$18.7	$112.2

2	MaxCV:
	Operating Expenses	$5.1	$9.1	$31.9	$37.0
	Selling and Administrative Expenses	(0.6)	2.3	(2.4)	4.7
	Depreciation and Amortization	0.2	0.8	0.8	3.1

	Total Operating Costs	$4.7	$12.2	$30.3	$44.8

3	MaxCV:
	Capital Expenditures	$0.0	$0.0	$0.0	$0.9
	Additions to Computer Software & Other Intangibles	$5.8	$8.6	$28.2	$18.3

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 5
GAAP Revenue Reconciliation and Detail (unaudited)

	Quarter Ended December 31, 2012 vs. 2011							Year-To-Date December 31, 2012 vs. 2011
	AFX % Change Fav/ (Unfav)	Effects of Foreign Exchange	BFX % Change Fav/ (Unfav)	Traditional/VAPs as a % of Total Customer Solution Sets/Core				AFX % Change Fav/ (Unfav)	Effects of Foreign Exchange	BFX % Change Fav/ (Unfav)	Traditional/VAPs as a % of Total Customer Solution Sets/Core
				2012 % Product Line/ Core		2011 % Product Line/ Core					2012 % Product Line/ Core		2011 % Product Line/ Core
Revenue:
North America:
Risk Management Solutions:
Traditional	(1)%	0%	(1)%	66%	34%	64%	34%	(2)%	0%	(2)%	69%	40%	68%	40%
VAPs	(11)%	0%	(11)%	25%	13%	27%	14%	(8)%	0%	(8)%	23%	13%	24%	14%
Supply Management Solutions	(8)%	0%	(8)%	9%	5%	9%	5%	(9)%	0%	(9)%	8%	5%	8%	5%
Total Risk Management Solutions	(4)%	0%	(4)%		52%		53%	(4)%	0%	(4)%		58%		59%
Sales & Marketing Solutions:
Traditional	(4)%	1%	(5)%	25%	10%	27%	10%	(8)%	1%	(9)%	24%	8%	28%	9%
VAPs	5%	0%	5%	75%	30%	73%	29%	10%	0%	10%	76%	25%	72%	23%
Total Sales & Marketing Solutions	3%	0%	3%		40%		39%	5%	0%	5%		33%		32%
Internet Solutions	(6)%	1%	(7)%		8%		8%	(1)%	0%	(1)%		9%		9%
Core Revenue	(2)%	0%	(2)%					(1)%	0%	(1)%
Divested and Other Business	N/M	N/M	N/M					N/M	N/M	N/M

Total North America	(2)%	0%	(2)%					(2)%	0%	(2)%

Asia Pacific:
Risk Management Solutions:
Traditional	(7)%	1%	(8)%	91%	74%	93%	80%	1%	0%	1%	91%	76%	92%	81%
VAPs	33%	1%	32%	9%	7%	7%	6%	19%	0%	19%	9%	8%	8%	7%
Supply Management Solutions	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
Total Risk Management Solutions	(4)%	1%	(5)%		81%		86%	2%	(1)%	3%		84%		88%
Sales & Marketing Solutions:
Traditional	34%	(2)%	36%	70%	13%	70%	10%	36%	(9)%	45%	67%	11%	73%	9%
VAPs	38%	0%	38%	30%	5%	30%	4%	77%	(2)%	79%	33%	5%	27%	3%
Total Sales & Marketing Solutions	35%	(1)%	36%		18%		14%	47%	(8)%	55%		16%		12%
Internet Solutions	(4)%	(6)%	2%		1%		0%	(10)%	(10)%	0%		0%		0%
Core Revenue	1%	0%	1%					7%	(2)%	9%
Divested and Other Business	N/M	N/M	N/M					(82)%	0%	(82)%

Total Asia Pacific	(40)%	1%	(41)%					(27)%	0%	(27)%

Europe and Other International Markets:
Risk Management Solutions:
Traditional	7%	(2)%	9%	78%	64%	76%	62%	(2)%	(4)%	2%	80%	66%	81%	66%
VAPs	(8)%	(2)%	(6)%	20%	16%	22%	18%	4%	(4)%	8%	18%	15%	18%	15%
Supply Management Solutions	7%	(5)%	12%	2%	2%	2%	2%	22%	(11)%	33%	2%	2%	1%	1%
Total Risk Management Solutions	4%	(2)%	6%		82%		82%	0%	(4)%	4%		83%		82%
Sales & Marketing Solutions:
Traditional	(1)%	1%	(2)%	65%	11%	64%	11%	(5)%	(2)%	(3)%	64%	10%	65%	11%
VAPs	(6)%	(1)%	(5)%	35%	6%	36%	6%	2%	(3)%	5%	36%	6%	35%	6%
Total Sales & Marketing Solutions	(3)%	0%	(3)%		17%		17%	(3)%	(3)%	0%		16%		17%
Internet Solutions	40%	1%	39%		1%		1%	16%	(2)%	18%		1%		1%
Core Revenue	3%	(1)%	4%					(1)%	(4)%	3%
Divested and Other Business	0%	0%	0%					0%	0%	0%

Total Europe and Other International Markets	3%	(1)%	4%					(1)%	(4)%	3%

International:
Risk Management Solutions:
Traditional	1%	0%	1%	83%	68%	83%	69%	(1)%	(3)%	2%	84%	70%	85%	72%
VAPs	0%	(1)%	1%	16%	13%	16%	13%	8%	(2)%	10%	15%	12%	14%	11%
Supply Management Solutions	7%	(5)%	12%	1%	1%	1%	1%	22%	(11)%	33%	1%	1%	1%	1%
Total Risk Management Solutions	1%	0%	1%		82%		83%	1%	(2)%	3%		83%		84%
Sales & Marketing Solutions:
Traditional	12%	0%	12%	67%	11%	66%	11%	9%	(4)%	13%	65%	11%	68%	10%
VAPs	6%	(1)%	7%	33%	6%	34%	5%	22%	(4)%	26%	35%	5%	32%	5%
Total Sales & Marketing Solutions	10%	0%	10%		17%		16%	14%	(3)%	17%		16%		15%
Internet Solutions	26%	(1)%	27%		1%		1%	8%	(5)%	13%		1%		1%
Core Revenue	2%	(1)%	3%					3%	(2)%	5%
Divested and Other Business	N/M	N/M	N/M					(82)%	0%	(82)%

Total International	(20)%	0%	(20)%					(15)%	(2)%	(13)%

Total Corporation:
Risk Management Solutions:
Traditional	0%	0%	0%	72%	42%	70%	42%	(2)%	(1)%	(1)%	74%	47%	73%	48%
VAPs	(9)%	0%	(9)%	22%	13%	23%	14%	(4)%	0%	(4)%	20%	13%	20%	13%
Supply Management Solutions	(7)%	0%	(7)%	6%	4%	7%	4%	(7)%	0%	(7)%	6%	4%	7%	4%
Total Risk Management Solutions	(3)%	0%	(3)%		59%		60%	(3)%	(1)%	(2)%		64%		65%
Sales & Marketing Solutions:
Traditional	(1)%	0%	(1)%	30%	11%	31%	10%	(4)%	(1)%	(3)%	30%	9%	33%	9%
VAPs	5%	0%	5%	70%	24%	69%	23%	10%	(1)%	11%	70%	20%	67%	19%
Total Sales & Marketing Solutions	3%	0%	3%		35%		33%	6%	0%	6%		29%		28%
Internet Solutions	(6)%	0%	(6)%		6%		7%	(1)%	0%	(1)%		7%		7%
Core Revenue	(1)%	0%	(1)%					0%	(1)%	1%
Divested and Other Business	N/M	N/M	N/M					(83)%	1%	(84)%

Total Revenue	(7)%	0%	(7)%					(5)%	0%	(5)%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 6

	Quarter Ended
% of Core Product Line	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010

North America Risk Management Solutions
Subscription [1]	67%	68%	72%	73%	66%	69%	72%	72%	67%
Non-Subscription [1]	33%	32%	28%	27%	34%	31%	28%	28%	33%

North America Risk Management Solutions
DNBi [2]	59%	60%	63%	63%	57%	59%	61%	60%	57%
Non-DNBi [2]	41%	40%	37%	37%	43%	41%	39%	40%	43%

Notes:

1	We define Subscription and Non-Subscription revenue as follows:

•

Subscription revenue represents contracts that allow customers unlimited use within predefined ranges, subject to certain conditions. In these instances, we recognize revenue ratably over the term of the contract, which is generally one year.

•	Non-Subscription revenue represents all other revenue streams.

2	We define DNBi and Non-DNBi revenue as follows:

•

DNBi, is our interactive, customizable online application that offers our customers real time access to our most complete and up-to-date global DUNSRight information, comprehensive monitoring and portfolio analysis.

•	Non-DNBi revenue represents all other revenue streams.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.